UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 5, 2007
Tesoro Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-3473	95-0862768
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Concord Plaza Drive		78216-6999
San Antonio, Texas (Address of principal executive offices)		(Zip Code)
(210) 828-8484
(Registrant’s telephone number,
including area code)
Not Applicable
(Former name or former address, if
changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
On December 5, 2007, Tesoro Corporation will present to certain analysts the Company’s five-year capital spending program, updated estimated capital spending on our Golden Eagle coker modification project, financial forecasts through 2012 and other information as presented in the attached slides (the “Slide Presentation”). Capital spending for the Golden Eagle coker modification project is now estimated to total $575 million. The presentation will be webcast through the Company’s website at www.tsocorp.com on December 5, 2007 at 12:30 PM Eastern Time. The Slide Presentation is filed as Exhibit 99.1 to this Current Report which is incorporated herein by reference.
The information above is being furnished, not filed, pursuant to Item 7.01 of Form 8-K. Accordingly, the information in Item 7.01 of this Current Report, including the Slide Presentation, will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.
Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits.

99.1	Slide Presentation dated as of December 5, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 5, 2007

TESORO CORPORATION
By:	/s/ OTTO C. SCHWETHELM
Otto C. Schwethelm
Vice President, Chief Financial Officer

Index to Exhibits

Exhibit Number	Description

99.1	Slide Presentation dated as of December 5, 2007.

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